SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):      October 26, 1998
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                         Specialty Foods Acquisition Corporation
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          (Exact name of registrant as specified in its charter)



State of Delaware                     33-68958                       75-2488183
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 (State  or  other jurisdiction    (Commission  File No.)      (I.R.S. Employer
of incorporation or organization)                            Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL            60015
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 (Address of principal executive offices)                     (Zip Code)

  Registrant's telephone number, including area code      (847) 405-5300
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ITEM 2.                ACQUISITION OR DISPOSITION OF ASSETS

On October 26, 1998, Specialty Foods Corporation ("SFC"), a wholly owned subsidiary of Specialty Foods Acquisition Corporation ("SFAC"), acquired all of the outstanding capital stock of Archway Cookies, Inc. ("Archway"), a privately held Michigan corporation, from the previous stockholders. The purchase price totaled approximately $90 million. In addition, SFC used approximately $26 million to repay certain indebtedness of Archway. The acquisition was funded by a combination of cash and borrowings under SFC's existing revolving credit facility.

Archway bakes cookies and distributes its products through a network of independent distributors and franchisees that resell to retail food outlets and chain stores throughout the United States and Canada. Archway will operate as a subsidiary of SFC.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     Exhibit No.   Description
    ------------   -----------
         10.83*    Stock Purchase Agreement dated as
                   of October 13, 1998 by and among
                   Specialty Foods Corporation, Archway
                   Cookies, Inc., and the Archway
                   Shareholders

          99.6*    Press Release dated October 26, 1998 of SFC





                             SIGNATURES

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               SPECIALTY FOODS ACQUISITION CORPORATION
                              (Registrant)


Date:     November 9, 1998              By:  /s/ Robert  L. Fishbune
                                              ------------------------
                                              Robert L. Fishbune
                                              Vice President and Chief
                                                 Financial Officer

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*Filed herewith.